Exhibit 99.1

Secureworks Announces $15 Million Stock Repurchase Program

ATLANTA, Ga., September 27, 2018 – Secureworks® (NASDAQ: SCWX), a leading global cybersecurity company that protects organizations in the digitally connected world, today announced its Board of Directors has approved a stock repurchase program, under which the Company is authorized to repurchase up to $15 million of the Company’s Class A common stock through September 30, 2019.

“We are committed to delivering innovative, technology-led cybersecurity solutions to the market and driving growth in our business. Secureworks has a strong balance sheet and cash flow which enable us to repurchase shares, as well as invest in the long-term growth of the Company. The Board of Directors and management believe that our stock is an attractive investment opportunity and an appropriate use of our capital at this time,” said R. Wayne Jackson, Chief Financial Officer of Secureworks.

Repurchases may be made from time to time through open market purchases, privately negotiated transactions or by other means. The timing and amount of any repurchases under the program will be determined by management based upon market conditions and other factors.

The Company intends to finance the stock repurchase program with available cash balances. As of August 3, 2018, cash and cash equivalents were $103.3 million.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2018, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a leading global cybersecurity company that protects organizations in the digitally connected world. We combine visibility from thousands of clients, machine learning and automation from our industry-leading Secureworks Counter Threat Platform™, and actionable insights from our team of elite researchers, analysts and consultants to create a powerful network effect that provides increasingly strong protection for our clients. By aggregating and analyzing data from any source, anywhere, we prevent security breaches, detect malicious activity in real time, respond rapidly, and predict emerging threats. We offer our clients a cyber-defense that is Collectively Smarter. Exponentially Safer.™ www.secureworks.com

Contact Information

Investor Inquiries:
Teri Miller
VP, Chief Accounting Officer
678-268-4389
temiller@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
press@secureworks.com